UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2009

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	26-1631624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On June 1, 2009, ABX Air, Inc. ("ABX"), a wholly owned subsidiary of Air Transport Services Group, Inc. ("ATSG"), entered into an agreement (the "Lease Assumption and Option Agreement") with DHL Network Operations (USA), Inc. ("DHL"), pursuant to which DHL assumed financial responsibility for the capital leases associated with five Boeing 767 aircraft that ABX is currently operating on behalf of DHL under the ACMI Service Agreement between the parties, dated August 15, 2003 (the "ACMI Agreement"), and (ii) has the option to lease up to four Boeing 767-200 series freighter aircraft from ABX.

Further to the Lease Assumption and Option Agreement, ABX entered into an Aircraft Lease Early Termination & Amendment Agreement, dated December 17, 2009, with Wells Fargo Bank, Northwest, NA, not in its individual capacity but solely as Owner Trustee ("Wells Fargo"), pursuant to which the parties terminated that certain Aircraft Lease Agreement, dated July 31, 2001 (incorporating the terms of the Aircraft Lease Common Terms Agreement, dated July 31, 2001, between General Electric Capital Corporation ("GECC") and ABX (as assigned in favor of Wells Fargo pursuant to the Assignment Assumption and Amendment Agreement, dated December 5, 2006, between GECC, Wells Fargo and ABX), in respect of one Boeing 767-281 aircraft with manufacturer's serial number 23140, effective December 19, 2009. On that same date, Wells Fargo and ABX entered into an operating lease, pursuant to which ABX will continue to operate the aircraft for DHL under the ACMI Agreement. The term of the new operating lease expires on August 15, 2010. The costs incurred under the new operating lease are to be reimbursed by DHL under the terms of the ACMI Agreement.

ABX also entered into another Aircraft Lease Early Termination & Amendment Agreement, dated December 17, 2009, with Wells Fargo, pursuant to which the parties terminated that certain Aircraft Lease Agreement, dated July 31, 2001 (incorporating the terms of the Aircraft Lease Common Term Agreement, dated July 31, 2001, between GECC and ABX (as assigned in favor of Wells Fargo pursuant to the Assignment Assumption and Amendment Agreement, dated December 5, 2006, between GECC, Wells Fargo and ABX), in respect of one Boeing 767-281 aircraft with manufacturer's serial number 23022, effective December 30, 2009.

The capital leases for three other Boeing 767 aircraft were previously terminated on July 9, 2009. On that date, ABX and Wells Fargo also entered into an operating lease agreement for those three aircraft, the term of which expires on August 15, 2010, although one or more of those aircraft may be terminated at any time upon thirty days notice. The costs incurred under the lease are to be reimbursed by DHL under the terms of the ACMI Agreement. Please see ATSG's Form 8-K filed on July 14, 2009, for additional information regarding these aircraft.

ABX is also a party to several other agreements with DHL and its affiliates. Under the ACMI Agreement set out above, ABX provides air cargo transportation services to DHL on a cost plus basis. ABX also subleases office and hangar space from DHL's affiliate, DHL Express (USA), Inc., in Wilmington, Ohio, the term of which runs concurrently with the term of the ACMI Agreement. Further, ABX and DHL's affiliate, DPWN Holdings (USA), Inc., are parties to a Severance and Retention Agreement, dated August 15, 2008, which specifies employee severance, retention and other benefits that DHL reimburses to ABX for payment to its employees that are displaced in conjunction with DHL's U.S. restructuring plan. Copies of the ACMI Agreement, together with amendments, sublease and the Severance and Retention Agreement have been filed with the SEC.

Item 7.01.    Regulation FD Disclosure

On January 5, 2010, Air Transport Services Group, Inc. ("ATSG") reported that its subsidiary, ABX Air, Inc. ("ABX") and the collective bargaining representative for its flight crewmember employees, had reached an agreement on the disbursement of $75 million provided for under that certain Severance and Retention Agreement between ABX and DPWN Holdings (USA), Inc. and that DPWN Holdings (USA), Inc. had paid ABX the $75 million in December 2009 for distribution.

A copy of the release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description
--------------    -----------------
99.1                Press release issued by Air Transport Services Group, Inc. on January 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Transport Services Group, Inc.

Date: January 05, 2010	By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. VP, Corporate General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	ABX Air Severance to Pilots